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                                                                   EXHIBIT 10.27



                                TCSI CORPORATION
                                  EXHIBIT 10.27



                    AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
                               (December 5, 1997)


         WHEREAS: The shareholders of this Corporation and this Board of Directors, approved the Employee Stock Purchase Plan ("ESPP") on May 7, 1997.

         WHEREAS: This Board of Directors believes that it would be in the best interest of this Corporation to amend the maximum number of shares an employee may purchase in an offering. As set forth in Section 7(a) of the ESPP.

         NOW, THEREFORE: That Section 7(a) of the ESPP be amended as follows:

         "On each Offering Date with respect to which a participant's payroll authorization is effective, each participant in the Plan shall automatically be granted an option to purchase (at the option price as provided in Section 7(b) hereof) up to the lessor of (i) 40,000 shares or (ii) the number of whole shares of the Company's Common Stock as may be purchased with contributions of $10,625, subject to the limitations set forth in Sections 3(b) and 12 hereof. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(c) hereof."